UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2023

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue, 28th Floor
New York, NY 10022
(Address of principal executive offices)
(Zip Code)

(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 14, 2023, Focus Financial Partners Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of February 27, 2023 (the “Merger Agreement”), by and among Ferdinand FFP Acquisition, LLC (“Parent”), Ferdinand FFP Merger Sub 1, Inc. (“Company Merger Sub”), Ferdinand FFP Merger Sub 2, LLC, (“LLC Merger Sub,” and collectively with Company Merger Sub, “Merger Subs”), Focus Financial Partners, LLC (“Focus LLC”), and the Company. Parent and Merger Subs are affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”) and Stone Point Capital LLC (“Stone Point”). On the terms and subject to the conditions set forth in the Merger Agreement, among other things, LLC Merger Sub will merge with and into Focus LLC (the “LLC Merger”), with Focus LLC surviving the LLC Merger and immediately following the LLC Merger, Company Merger Sub will merge with and into the Company (the “Company Merger”, and collectively with the LLC Merger, the “Mergers”), with the Company surviving the Company Merger. As a result of the Mergers, the Company will become a subsidiary of Parent and will no longer be a public company.

As of June 9, 2023, the record date for the Special Meeting, there were 66,015,587 shares of Class A common stock, par value $0.01 per share of the Company (“Class A Common Stock”) and 12,540,262 shares of Class B common stock, par value $0.01 per share of the Company (“Class B Common Stock” and together with Class A Common Stock, the “Company Common Stock”), each of which was entitled to one vote on each proposal at the Special Meeting. A total of 63,626,169 shares of Company Common Stock, representing approximately 80.99% of the voting power of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting, were present in person or represented by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	The Merger Agreement Proposal. To approve the proposal to adopt the Merger Agreement, pursuant to which, among other things, (a) the LLC Merger shall occur and (b) immediately following the LLC Merger, the Company Merger shall occur (the “Merger Agreement Proposal”).

2.	The Adjournment Proposal. To approve one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

3.	The Merger-Related Compensation Proposal. To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Mergers.

Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 12, 2023, as supplemented, and first mailed to the Company’s stockholders on or about June 12, 2023.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders. In addition to receiving the approval of the holders of a majority in voting power of the outstanding shares of Company Common Stock, voting together as a single class, and entitled to vote on the Merger Agreement Proposal at the Special Meeting (“Vote of the Outstanding Shares”), the Merger Agreement Proposal also received the approval of the holders of a majority in voting power of the outstanding shares of Company Common Stock, voting together as a single class, held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement Proposal at the Special Meeting (“Vote of the Unaffiliated Shares”). “Unaffiliated Stockholders” means the holders of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of: (a) CD&R, its investment fund affiliates and its portfolio companies majority owned by such investment fund affiliates with respect to which CD&R has the right to vote or direct the voting of such shares held by such portfolio companies (and excluding any shares of Company Common Stock that constitute Non-Controlled Stock (as defined in the Merger Agreement)); (b) Stone Point, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates with respect to which Stone Point has the right to vote or direct the voting of such shares held by such portfolio companies (and excluding any shares of Company Common Stock that constitute Non-Controlled Stock) and those members of the Company’s Board of Directors who are employees of Stone Point or one of its investment fund affiliates; and (c) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934.

The final voting results for each proposal are described below.

(1) Merger Agreement Proposal, Vote of the Outstanding Shares:

For	Against	Abstain
63,457,600	95,135	73,434

Merger Agreement Proposal, Vote of the Unaffiliated Shares:

For	Against	Abstain
47,320,401	95,135	73,434

(2) Adjournment Proposal:

For	Against	Abstain
60,979,920	2,576,403	69,845

(3) Merger-Related Compensation Proposal:

For	Against	Abstain
53,827,176	9,390,699	408,294

Because the Merger Agreement Proposal was approved by the requisite vote, no adjournment to solicit additional proxies was necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
Name: J. Russell McGranahan
Title: General Counsel

Date: July 14, 2023